UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CLINICAL DATA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
PROPOSAL 1
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Years 2010, 2009 and 2008
Grants of Plan-Based Awards in 2010 Fiscal Year
Executive Employment Agreements
Outstanding Equity Awards at 2010 Fiscal Year-End
TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
DIRECTOR COMPENSATION IN FISCAL YEAR 2010
REPORT OF THE AUDIT COMMITTEE*
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4

CLINICAL DATA, INC.
One Gateway Center, Suite 702
Newton, Massachusetts
(617) 527-9933

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 16, 2010

The 2010 Annual Meeting of Stockholders of Clinical Data, Inc., a Delaware corporation (“Clinical Data”), will be held at Clinical Data’s headquarters, One Gateway Center, Suite 702, Newton, Massachusetts 02458, at 12 p.m., local time, on September 16, 2010, for the following purposes:

1.	To elect our seven (7) nominees to serve as members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

2.	To approve an amendment to Clinical Data’s Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 100,000,000 shares.

3.	To (i) amend Clinical Data’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares issuable pursuant to the 2005 Plan from 4,600,000 shares to 6,500,000 shares and (ii) reapprove the Internal Revenue Code Section 162(m) performance objectives and award limits of the 2005 Plan to permit the Company to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

4.	To ratify the appointment of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

5.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on July 22, 2010 will be entitled to vote at the meeting or any adjournment of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be
Held at Clinical Data’s headquarters, One Gateway Center, Suite 702, Newton, Massachusetts 02458,
at 12 p.m., local time, on September 16, 2010

The proxy statement and annual report to stockholders are available at www.clda.com.

Please see the map at www.clda.com for directions to our headquarters. We look forward to seeing you at our Annual Meeting.

The Board of Directors recommends that you vote FOR the proposals identified above.

By order of the Board of Directors,

Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

July 29, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CLINICAL DATA, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
September 16, 2010

Our Board of Directors, or the Board, is soliciting your proxy with the enclosed proxy card for use at our 2010 Annual Meeting of Stockholders to be held at our headquarters, One Gateway Center, Suite 702, Newton, Massachusetts 02458, at 12 p.m., local time, on September 16, 2010, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is July 29, 2010.

General Information About Voting and this Proxy Statement

Matters to be voted on. There are four matters scheduled for a vote:

•	Election of the seven (7) nominees for director named in the proxy statement;

•	Approval of an amendment to Clinical Data’s Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 100,000,000 shares;

•	To (i) amend Clinical Data’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares issuable pursuant to the 2005 Plan from 4,600,000 shares to 6,500,000 shares and (ii) reapprove the Internal Revenue Code Section 162(m) performance objectives and award limits of the 2005 Plan to permit the Company to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code; and

•	Ratification of Deloitte & Touche LLP as Clinical Data’s independent registered public accountants for the year ending March 31, 2011.

Who can vote. You will be entitled to vote your shares of Clinical Data common stock at the annual meeting if you were a stockholder of record at the close of business on July 22, 2010. As of that date, 29,842,835 shares of common stock were outstanding. You are entitled to one (1) vote for each share of common stock that you held at that date.

How to vote your shares. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy using a touch-tone telephone, the Internet or the enclosed proxy card. If you choose to vote by proxy, please follow the instructions below:

•	To vote using the proxy card, simply complete, sign and date your proxy card and return it to Clinical Data.

•	To vote by touch-tone telephone, dial the toll-free number on your proxy card.

•	To vote via the Internet, follow the instructions on your proxy card.

The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you sign and return the proxy card or vote by telephone or via the Internet without indicating how you wish your shares to be voted, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board. Even if you plan to attend the meeting, please complete and mail your proxy card or vote by telephone or via the Internet to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

If you would like to attend the annual meeting in person and would like directions to our offices, please call Investor Relations at (617) 527-9933, extension 3373.

How you may revoke your proxy. You may revoke the authority granted by your executed proxy at any time before its exercise by filing with Clinical Data, Attention: Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

Quorum. A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or represented by proxy, to constitute a quorum for the transaction of business.

Abstentions and broker non-votes. “Broker non-votes” are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. Abstentions and broker non-votes will be considered present for purposes of determining a quorum for the meeting. Brokers are not expected to have discretionary authority to vote for Proposals No. 1, 2 and 3.

Votes are needed to approve each proposal.

•	For the election of the seven nominees named in the proxy statement, the nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, the amendment to the Company’s Certificate of Incorporation increasing the authorized number of shares of common stock from 60,000,000 to 100,000,000 shares, must receive a “For” vote from the holders of a majority of the Company’s common stock having voting power outstanding on the record date for the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal No. 3, approval of the amendment to the 2005 Plan and the Internal Revenue Code Section 162(m) performance objectives, and Proposal No. 4, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011, must receive a “For” vote from the majority of shares present in person or represented by proxy and entitled to vote on the proposals at the meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Expenses of Solicitation. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile and e-mail. We may also hire a proxy solicitation company to assist us in the distribution of proxy materials and the solicitations of proxies.

Security Ownership of Management and Certain Beneficial Owners

As of July 1, 2010, we had a total of 29,842,501 shares of common stock, $0.01 par value per share, issued and outstanding.

The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of July 1, 2010 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our current directors, (iii) our current executive officers and our named executive officers, and (iv) our current executive officers and directors as a group.

	Stock and Nature	Percent of
Name and Address of Beneficial Owner (1)	of Ownership	Common Stock

5% Stockholder
FMR LLC	4,170,178 (2)	14.0%
82 Devonshire Street Boston, MA 02109
Directors, Executive Officers and Named Executive Officers
Randal J. Kirk	20,919,041 (3)	52.6%
Andrew J. Fromkin	769,134 (4)	2.5%
Caesar J. Belbel	282,605 (5)	*
Larry D. Horner	177,585 (6)	*
Carol R. Reed, M.D.	213,301 (7)	*
C. Evan Ballantyne	180,601 (8)	*
Arthur B. Malman	81,154 (9)	*
James P. Shaffer	80,834 (10)	*
Burton E. Sobel, M.D.	67,500 (11)	*
Richard J. Wallace	37,500 (12)	*
Scott L. Tarriff	16,500 (13)	*
All Directors, Executive Officers and Named Executive Officers as a Group (11 persons)	22,825,755 (14)	55.1%

*	Indicates ownership of less than 1%

(1)	The address of each of the directors, named executive officers and executive officers is: c/o Clinical Data, Inc., One Gateway Center, Suite 702, Newton, MA 02458.

(2)	Based solely on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on July 9, 2010 by FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 4,170,178 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 4,170,178 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees.

(3)	Consists of shares owned by Mr. Kirk, directly and through Third Security, LLC and its affiliates, including 2,311,487 owned by Mr. Kirk; 1,626,722 shares owned by Kirkfield, L.L.C. (“Kirkfield”); 1,049,877 shares owned by New River Management II, LP (“NRM II”); 290,014 shares owned by New River Management III, LP (“NRM III”); 3,380,985 shares owned by New River Management LP (“NRM V”); 1,106,672 shares owned by Randal J. Kirk Declaration of Trust (“RJK Trust”); 24,240 shares owned by Third Security Incentive 2008 LLC (“Incentive08”); 48,478 shares owned by Third Security Senior Staff 2008 LLC (“SenStaff08”); 692,617 shares owned by Third Security Staff 2001 LLC (“Staff01”); 48,478 shares owned by Third Security Staff 2008 LLC (“Staff08”); 32,500 shares owned by JPK 2008, LLC (“JPK08”); 146,900 shares owned by JPK 2009; LLC (“JPK09”); 1,212 shares owned by Lotus Capital (2000) Co., Inc. (“Lotus”); 32,500 shares owned by MGK 2008, LLC (“MGK08”); 146,900 shares owned by MGK 2009, LLC (“MGK09”); 32,500 shares owned by ZSK 2008, LLC (“ZSK08”) and 23,600 shares owned by ZSK 2009, LLC (“ZSK09”); 3,055,300 shares of common stock issuable upon conversion of the principal amount of notes held by NRM V; 287,943 shares of common stock issuable upon conversion of the principal amount of notes held by JPK09; 287,943 shares of common stock issuable upon conversion of the principal amount of notes held by MGK09; and 2,479,412 shares of common stock issuable upon conversion of the principal amount of notes held by RJK Trust; 212,089 shares of our common stock issuable upon exercise of the warrants held by Mr. Kirk; 12,120 shares of our common stock issuable upon exercise of the warrants held by Incentive08; 302,983 shares of our common stock issuable upon exercise of the warrants held by Kirkfield; 1,350,035 shares of our common stock issuable upon exercise of the warrants held by RJK Trust; 24,239 shares of our common stock issuable upon exercise of the warrants held by SenStaff08; 24,239 shares of our common stock issuable upon exercise of the warrants held by Staff08; 16,300 shares of our common stock issuable upon exercise of the warrants held by JPK08; 151,300 shares of our common stock issuable upon exercise of the warrants held by JPK09; 606 shares of our common stock issuable upon exercise of the warrants held by Lotus; 16,300 shares of our common stock issuable upon exercise of the warrants held by MGK08; 151,300 shares of our common stock issuable upon exercise of the warrants held by MGK09; 1,527,650 shares of our common stock issuable upon exercise of the warrants held by NRM V; 16,300 shares of our common stock issuable upon exercise of the warrants held by ZSK08 and 7,300 shares of our common stock issuable upon exercise of the warrants held by ZSK09. Mr. Kirk is deemed to have beneficial ownership of all shares owned by Kirkfield, NRM II, NRM III, NRM V, RJK Trust, Incentive08, SenStaff08, Staff01, Staff08, JPK08, JPK09, MGK08, MGK09, Lotus, ZSK08 and ZSK09.

(4)	Includes 759,729 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010.

(5)	Consists of 282,605 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010.

(6)	Includes 21,327 shares held by Mr. Horner’s wife as to which Mr. Horner disclaims beneficial ownership. Also includes 15,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010 and 10,663 shares issuable upon the exercise of warrants for shares of common stock by Mr. Horner’s wife.

(7)	Includes 210,864 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010.

(8)	Includes 175,001 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010.

(9)	Includes 11,250 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010 and 3,750 shares issuable upon the exercise of warrants for shares of common stock.

(10)	Consists of 80,834 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010.

(11)	Consists of 67,500 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010.

(12)	Consists of 37,500 shares issuable upon the exercise of stock options exercisable within 60 days after July 1, 2010.

(13)	Includes 7,500 shares issuable upon the exercise of warrants for shares of common stock.

(14)	See footnotes (3) through (13).

PROPOSAL 1

ELECTION OF DIRECTORS

The Nominating and Governance Committee recommended, and the Board nominated, Randal J. Kirk, Andrew J. Fromkin, Larry D. Horner, Arthur B. Malman, Burton E. Sobel, M.D., Richard J. Wallace and Scott L. Tarriff as nominees for election at the annual meeting. At the annual meeting, seven (7) directors will be elected to the Board for the coming year with terms expiring at the 2011 Annual Meeting of Stockholders.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of Clinical Data. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified.

Votes Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director

The following table contains certain information as of July 1, 2010 about the nominees for director.

Name	Business Experience During Past Five Years	Director
and Age	and Other Directorships	Since

Andrew J. Fromkin Age: 44	Andrew J. Fromkin joined Clinical Data on October 12, 2005, and was elected President, Chief Executive Officer, and a director of the Company on May 12, 2006. Mr. Fromkin has over twenty years of senior leadership experience in the healthcare industry with an emphasis on healthcare information and services, pharmaceutical services and biotechnology. Prior to Clinical Data, Mr. Fromkin held senior management roles at leading and emerging healthcare companies. Most recently he was President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management products that was acquired by Quantros, Inc., and served as President, Chief Executive Officer, and a director of Endo Surgical Devices, Inc., an early stage surgical device developer. Mr. Fromkin spent most of the 1990’s in two leadership roles with the industry’s leading prescription benefit management company (“PBM”), Medco which became Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. These leadership roles included Vice President, Business Development (Corporate Development from 1995-2000) and prior to that, Vice President, Sales to Major Health Insurers, Employers and Government Accounts. Mr. Fromkin began his career at Health Information Technologies, a leader in the then emerging field of electronic data interchange. The Board concluded that Mr. Fromkin should continue to serve as a director based upon his role with the Company, his prior experience in senior leadership roles in the health care industry, and his ongoing experience and accomplishments as President and Chief Executive Officer of the Company.	2006

Larry D. Horner Age: 76	Larry D. Horner served as a member of the Board of Directors of New River Pharmaceuticals Inc., and American General Corp until they were sold, and ConocoPhillips until he reached the mandatory retirement age. From 1994 to 2001, Mr. Horner served as Chairman of the Board of Pacific USA Holdings Corporation, a holding company of companies in real estate and financial services. From 1997 to 2001, Mr. Horner served as Chairman of the Board of Asia Pacific Wire & Cable, Ltd., a publicly-traded manufacturer of wire and cable products for the telecommunications and power industries in the Asia Pacific Region. From 1991 to 1994, he served as Managing Director of Arnhold & S. Bleichroeder, Inc., an equity market trading and corporate finance firm. Prior to that, he served as Chairman and Chief Executive Officer of the accounting firm KPMG Peat Marwick. In 2009, Mr. Horner retired from the Board of Directors of UTStarcom, Inc. and Atlantis Plastics, Inc. Mr. Horner continues to serve on the Board of Directors of TOUSA, Inc. and Intrexon Corporation. The Board has concluded that Mr. Horner should serve on our Board because of his extensive senior leadership experience as both an executive and director of companies such as KPMG Peat Marwick and Conoco Philips, together with his experience as a past director of New River Pharmaceuticals, Inc. and current director of Intrexon Corporation, as well as his tenure since 2002 as a member of the Board and Chairman of the Audit Committee of Clinical Data.	2002

Randal J. Kirk Age: 56	Randal J. Kirk is the Senior Managing Director and Chief Executive Officer of Third Security, LLC, an investment management firm founded by Mr. Kirk. Additionally, Mr. Kirk founded and became Chairman of the Board of New River Pharmaceuticals Inc. (previously traded on NASDAQ prior to its acquisition by Shire plc in 2007) in 1996, and was President and Chief Executive Officer between October 2001 and April 2007. Mr. Kirk began his professional career in the private practice of law. Previously, Mr. Kirk served as a member of the Board of Directors of Scios, Inc. (previously traded on NASDAQ prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002. Mr. Kirk currently serves in a number of additional capacities including: as a member of the Board of Directors of Halozyme Therapeutics, Inc. since May 2007; as Chairman of the Board of Directors of Intrexon Corporation since February 2008 and Chief Executive Officer since April 2009; and as Chairman of the Board of Directors of Cyntellect, Inc. since September 2008. Mr. Kirk served on the Board of Visitors of Radford University from July 2003 to June 2009, was Rector of the Board from September 2006 to September 2008, and has served on the Board of Directors of the Radford University Foundation, Inc. since September 1998. He has served on the Board of Visitors of the University of Virginia and Affiliated Schools since July 2009, on the Virginia Advisory Council on Revenue Estimates since July 2006, and as a member of the Board of Directors of the Virginia University Research Partnership since July 2007. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia. The Board has concluded that Mr. Kirk should serve on our Board based on his extensive experience and record of achievement as an entrepreneur, investor, top executive and board member of numerous leading pharmaceutical and other health care companies, as well as his tenure since 2002 as a member of the Board, and Chairman since 2004, of Clinical Data.	2002

Arthur B. Malman Age: 68	Arthur B. Malman is a partner of the law firm of Malman & Goldman, LLP. His legal experience includes representing financial institutions and public and private companies. Mr. Malman is a principal of the Urban Group, a real-estate investment company; Chairman of Dimex Holdings Corporation, a telecom venture company; and a co-founder of Biocentric Health, Inc. a nutritional supplements company. He is also a member of the Town of East Hampton Finance and Budget Advisory Committee; a trustee and member of the finance committee of the Jewish Center of the Hamptons; and a founder and Co-Chairman of the East Hampton Group for Good Government. Mr. Malman received a B.A. from Princeton University and a J.D. from the Yale University School of Law, and attended Columbia University School of Business Administration. The Board has concluded that Mr. Malman should serve on our Board based on his long and successful career as an attorney and businessman, as well as his tenure since 1975 as a member of the Board of Clinical Data.	1975

Burton E. Sobel, M.D. Age: 72	Burton E. Sobel, M.D. has been at the University of Vermont since 1994 where he is currently Professor of Medicine, Director of the Cardiovascular Research Institute, and Professor of Biochemistry. Dr. Sobel has been a trustee of Fletcher Allen Health Care Center in Burlington, Vermont. Previously, he held senior academic and administrative positions at Washington University School of Medicine and Barnes Hospital from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda, Maryland and received his M.D., magna cum laude, from Harvard University and his A.B. from Cornell University. Dr. Sobel is the immediate past President of the Society for Experimental Biology and Medicine and also has served as a member of the Board of Directors of Nuvelo, Inc. and Ariad Pharmaceuticals, Inc., both publicly-traded life science companies. Dr. Sobel also served as a member of the Board of Directors of New River Pharmaceuticals Inc., a publicly-traded specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs, from 2004 until its acquisition by Shire plc in April 2007. Dr. Sobel serves on the Board of Directors of Intrexon Corporation and on the Board of Directors of ArcaBiopharma Corporation. The Board has concluded that Dr. Sobel should serve on our Board based on his long and successful career as a leading physician and medical researcher and educator, together with his experience as a board member of several leading pharmaceutical and biotechnology companies, and his tenure since 2005 as a member of the Board of Clinical Data.	2005

Scott L. Tarriff Age: 51	Scott L. Tarriff formed a hospital specialty company, Eagle Pharmaceuticals, Inc., in January 2007. Eagle is focused on developing branded parenteral products through the application of various in-licensed drug delivery technologies. Prior to forming Eagle, Mr. Tarriff was president and chief executive officer of Par Pharmaceutical Companies, Inc. Mr. Tarriff joined Par Pharmaceutical Companies, Inc., in 1998 as executive vice president. Mr. Tarriff was named president and chief executive office of Par Pharmaceutical, Inc., the company’s principal operating subsidiary, in 2001, and was elected to the company’s Board of Directors in 2002. In September 2003, he was appointed president and chief executive officer of Par Pharmaceutical Companies, Inc. Mr. Tarriff joined Par following a 12-year career at Bristol-Meyers Squibb. He received his MBA from Rider College and his undergraduate degree from Pennsylvania State University. The Board has concluded that Mr. Tarriff should serve on our Board based on his long and successful career in top executive leadership positions with leading, publicly traded pharmaceutical companies including Par Pharmaceuticals and Bristol-Myers Squibb.	2009

Richard J. Wallace Age: 58	Richard J. Wallace has fifteen years experience at GlaxoSmithKline (GSK) from 1992 until January 2008, spanning roles from Vice President Commercial (Canadian Pharmaceuticals), Vice President U.S. Business Development, Vice President Sales & Marketing (U.S. Oncology and HIV), Vice President Clinical Development and Product Strategy, to Senior Vice President Global Commercial Strategy. He served as a member of GSK’s Research and Development Executive, Commercial Operations Committee and Product Management Board. His experience prior to joining GSK includes eight years with Bristol Myers Squibb and seven years at Johnson & Johnson in assignments from marketing, sales, manufacturing and general management. Mr. Wallace is also a director of ImmunoGen Inc, Bridgehead International Ltd. and GNC Corporation and, within the past five years he has also served as a director of Avigen, Inc. The Board believes Mr. Wallace’s qualifications to serve on the Board include former experience in various capacities of increasing responsibility at several large pharmaceutical companies. As a result of these experiences, Mr. Wallace has a wide ranging understanding of drug development both in the U.S. and internationally. Mr. Wallace also has significant corporate governance experience through his service on the boards of other companies.	2008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board and Shareholder Matters

Independence. Our Board of Directors, or the Board, has determined that each of the current directors standing for re-election are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors, except for Andrew J. Fromkin, our President and Chief Executive Officer.

Board Meetings and Committees. Our Board held eight (8) meetings and took action by written consent two (2) times during fiscal 2010. Each board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member. All of our directors attended the 2009 annual meeting of stockholders in person or participated by telephone conference. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders barring significant commitments or special circumstances.

Shareholder Communications. Any shareholder wishing to communicate with our Board, a particular director or the chair of any committee of the Board may do so by sending written correspondence to our principal executive offices, c/o Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary. All such communications will be delivered to the Board or the applicable director or committee chair.

Our Board has three (3) standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee. The Audit Committee has authority to select and engage our independent registered public accounting firm and is responsible for reviewing our audited financial statements, accounting processes and reporting systems. The Audit Committee also discusses the adequacy of our internal financial controls with our management and our independent registered public accounting firm. In addition, the Audit Committee is responsible for overseeing the independence of, and approving all services provided by, our independent registered public accounting firm. The Audit Committee operates under a written charter approved by the full Board, which charter is periodically reviewed by the Audit Committee and is available on our website at www.clda.com or to any stockholder who requests it by contacting our offices, c/o Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary.

The members of the Audit Committee are Larry D. Horner (Chair), Arthur B. Malman, and Burton E. Sobel, M.D. Our Board has considered and concluded that each of the members of the Audit Committee satisfies the independence and financial literacy and expertise requirements as defined by applicable NASDAQ Stock Market standards governing the qualifications of Audit Committee members. Additionally, our Board has determined that Mr. Horner qualifies as an audit committee financial expert under the rules of the U.S. Securities and Exchange Commission (the “SEC”).

The Audit Committee held four (4) meetings and took action by written consent two (2) times during fiscal 2010. For more information about the Audit Committee, including its audit services pre-approval procedures, see “Report of the Audit Committee” and “Principal Accounting Fees and Services” in this proxy statement.

Compensation Committee. Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers and directors, recommending to the Board the compensation to be paid to our executive officers and administering our equity incentive plans. The members of the Compensation Committee are Arthur B. Malman (Chair), Larry D. Horner and Scott L. Tarriff. The Compensation Committee did not hold any meetings during fiscal 2010 but took action by written consent nineteen (19) times during fiscal 2010. The Compensation Committee operates pursuant to a written charter adopted by the Board, which charter is periodically reviewed by the Compensation Committee and is available on our website at www.clda.com or to any stockholder who requests it by contacting our offices, c/o Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary.

Nominating and Governance Committee. Our Nominating and Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the Nominating and Governance Committee recommends to the Board the directors to be appointed to Board committees. The Nominating and Governance Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to the Company and oversees the effectiveness of our corporate governance in accordance with those guidelines. Finally, the Nominating and Governance Committee maintains and recommends to the Board our Code of Business Conduct and Ethics, which meets the SEC’s definition of a “code of ethics” and which applies to all of our directors, officers and employees, a copy of which is available on our website at www.clda.com or to any stockholder who requests it by contacting our offices, c/o Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary.

The Nominating and Governance Committee consists of Burton E. Sobel, M.D. (Chair), Arthur B. Malman and Richard J. Wallace, each of whom the Board has determined meets the independence requirements as defined by applicable NASDAQ Stock Market standards governing the independence of directors. The Nominating and Governance Committee held two (2) meetings during fiscal 2010. The Nominating and Governance Committee operates pursuant to a written charter adopted by the Board, which charter is periodically reviewed by the Nominating and Governance Committee and is available on our website at www.clda.com or to any stockholder who requests it by contacting our offices, c/o Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary.

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members. Additionally, in selecting nominees for directors, the Nominating and Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Nominating and Governance Committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee as a nominee for director should follow the procedures set forth in “Shareholder Recommendations for Director Nominations” below. The Nominating and Governance Committee will also consider whether to nominate any person proposed by a shareholder in accordance with the provisions of our bylaws relating to shareholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below.

The Nominating and Governance Committee believes that candidates for director should possess certain minimum qualifications, including relevant industry experience, the ability to understand basic financial statements and high personal integrity and ethics. Once the Nominating and Governance Committee has identified a prospective nominee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating and Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. Also considered are the provisions of any company agreements specifying persons to be nominees. The Nominating and Governance Committee then evaluates the prospective nominee against, among other things, the following standards and qualifications:

•	whether the prospective nominee meets the independence requirements qualifications defined under applicable NASDAQ Stock Market standards and, if to serve on the Audit Committee, the NASDAQ Stock Market financial experience and/or financial expert requirements defined under the applicable rules and regulations of the SEC;

•	the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

•	the extent to which the candidate’s background, skills, and experience will diversify the Board;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and

•	the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to us.

If the Nominating and Governance Committee’s internal evaluation is positive, the Nominating and Governance Committee makes a recommendation to the full Board as to whether the candidate should be interviewed further or nominated by the Board and the Board determines whether to approve the nominee after considering the recommendation and report of the Nominating and Governance Committee.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our audit function. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from the management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Board Leadership Structure

The Board has an independent chair, Mr. Kirk, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, our Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chairman can enhance the effectiveness of the Board as a whole.

Certain Transactions and Business Relationships

Our Board has a policy of either recusing interested directors from participating in the deliberation and approval of transactions with related parties or forming an independent committee of directors for the purpose of deliberating on and approving such transactions. Our Board has determined that each of the current directors standing for re-election are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors, except for Andrew J. Fromkin, our President and Chief Executive Officer. Randal J. Kirk, the Chairman of our Board, controls Third Security, LLC and its affiliates. As of July 1, 2010, directly and through Third Security and its affiliates, Mr. Kirk controls approximately 36.8% of the Company’s outstanding stock.

On February 25, 2009, the Company entered into a securities purchase agreement with certain accredited investors affiliated with Mr. Kirk, to issue and sell (i) unsecured convertible notes, in an aggregate principal amount of $50,000,000, bearing interest at a rate of 9.72% per year and maturing on February 25, 2017, and (ii) warrants to purchase an aggregate of 3,055,300 shares of the Company’s common stock. The sale of securities was consummated on February 25, 2009. The principal on the notes convert, at the investors’ discretion, into the Company’s common stock at a fixed price of $8.1825 per share, equaling the closing bid price of the Company’s common stock on the NASDAQ Global Market on the closing date plus $0.0625 per share. Interest on the notes is payable on each yearly anniversary of the closing date, with the first interest payment paid on February 25, 2010. In connection with this financing transaction, the Company also entered into a registration rights agreement to register the resale of the shares of common stock issuable upon conversion of the unsecured convertible notes and exercise of the warrants. Subject to the terms of this agreement, the Company was required to meet, among other things, certain deadlines and requirements related to the registration of shares of common stock underlying the notes and the warrants. As a result of not having the shares registered for resale until July 30, 2009, the Company paid $1.6 million as liquidated damages, including interest of $15,000. As of July 1, 2010, the Company had not repaid any of the principal of the notes and the entire $50,000,000 of principal remained outstanding.

On August 31, 2009, the Company sold to Intrexon Corporation, or Intrexon, substantially all of the equipment located at our facility in Germantown, Maryland and assigned the lease to that facility to Intrexon. Intrexon is majority-owned by certain affiliates of Mr. Kirk, and Mr. Horner and Dr. Sobel are on the Board of Intrexon. In exchange for the assets, the Company received $1.5 million in cash and Intrexon assumed certain liabilities associated with the assets sold.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons who own beneficially more than ten percent (10%) of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for the fiscal year ended March 31, 2010 our executive officers, directors and ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following contains certain information as of March 31, 2010 about our executive officers and named executive officers:

Name	Age	Position
Andrew J. Fromkin	44	President and Chief Executive Officer
C. Evan Ballantyne	50	Executive Vice President and Chief Financial Officer
Caesar J. Belbel	50	Executive Vice President, Chief Legal Officer and Secretary
Carol R. Reed, M.D.	57	Executive Vice President and Chief Medical Officer
James P. Shaffer	43	Executive Vice President and Chief Commercial Officer

Andrew J. Fromkin joined Clinical Data on October 12, 2005 and was appointed President, Chief Executive Officer, and a director of the Company on May 12, 2006. Mr. Fromkin has over twenty years of senior leadership experience in the healthcare industry with an emphasis on healthcare information and services, pharmaceutical services and biotechnology. Prior to Clinical Data, Mr. Fromkin held senior management roles at leading and emerging healthcare companies. Most recently he was President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management products that was acquired by Quantros, Inc. and served as President, Chief Executive Officer, and a director of Endo Surgical Devices, Inc., an early stage surgical device developer. Mr. Fromkin spent most of the 1990’s in two leadership roles with the industry’s leading PBM, Medco which became Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. The leadership roles included Vice President, Business Development (Corporate Development from 1995-2000) and before that, Vice President, Sales to Major Health Insurers, Employers and Government Accounts. Mr. Fromkin began his career at Health Information Technologies, a leader in the then emerging field of electronic data interchange.

C. Evan Ballantyne joined Clinical Data as Senior Vice President and Chief Financial Officer on August 7, 2006. In 2009, Mr. Ballantyne was appointed Executive Vice President and Chief Financial Officer of Clinical Data. Prior to joining Clinical Data, Mr. Ballantyne was Senior Vice President and Chief Financial Officer of ZymeQuest, Inc., a medical technology company based in Beverly, Massachusetts. Previously, Mr. Ballantyne was the Chief Financial Officer of Knowledge Impact, of Wayland, Massachusetts. Earlier, Mr. Ballantyne was a Vice President and Chief Operating Officer for ACNielsen Corporation and held the Chief Financial Officer position as well for two years. Mr. Ballantyne also held an audit position for Dun & Bradstreet, earned a B.A. from the University of Western Ontario, and earned a post-graduate degree in Business Administration with Honors from the University of Windsor.

Caesar J. Belbel joined Clinical Data as Vice President and General Counsel on May 7, 2003, and was elected Secretary of Clinical Data on June 25, 2003. Mr. Belbel was subsequently appointed Senior Vice President in May 2005 and Executive Vice President of Clinical Data in October 2005. Prior to joining Clinical Data, Mr. Belbel served from 2000 to 2002 as Senior Vice President, General Counsel and Secretary of Xpedior Incorporated, a publicly-held Internet consulting services and e-commerce software development company. Previously, from 1997 to 2000, Mr. Belbel served as General Counsel of Programart Corporation, a developer of application performance management software. Mr. Belbel holds a B.A. degree from Columbia University and a J.D. degree from Boston College Law School.

Carol R. Reed, M.D. joined Clinical Data in October 2005 as Senior Vice President and Chief Medical Officer following the completion of its merger with Genaissance Pharmaceuticals, Inc., where Dr. Reed had served as Vice President, Medical Affairs since 2003. In April 2008, Dr. Reed was appointed Executive Vice President and Chief Medical Officer of Clinical Data. Dr. Reed joined Genaissance from Bayer Pharmaceuticals, Inc., where she was an Associate Medical Director in Pulmonary Medical Research. Previously, she was the Associate Director, Section of Pulmonary and Critical Care Medicine, at the Hospital of St. Raphael and directed its Medical Intensive Care Unit. Dr. Reed received a M.S. in biology from the University of Illinois and a M.D. from Rush Medical College in Chicago.

James P. Shaffer became Clinical Data’s Chief Commercial Officer in April 2010. He previously served as Clinical Data’s Senior Vice President of Sales and Marketing from November 2008 until April 2010. Prior to that, he served as Vice President of Sales and Marketing for Clinical Data from April 2007 until November 2008. In his current capacity, he is responsible for leading the Commercial Team (Sales, Marketing, and Managed Care), Business Development and Technical Operations. Mr. Shaffer has over 19 years of sales and marketing experience in the pharmaceutical industry. Mr. Shaffer joined Clinical Data from New River Pharmaceuticals where he was Vice President of Sales and Marketing. New River Pharmaceuticals is a specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs which was acquired by Shire Plc. Prior to that, Mr. Shaffer lead the sales and marketing efforts in the U.S. and Canada for Prestwick Pharmaceuticals, a specialty pharmaceutical company focused on the development and marketing of drugs for the central nervous system. Mr. Shaffer holds a B.S. and M.B.A. from The Ohio State University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board, or the Compensation Committee, assists the Board in fulfilling its oversight responsibilities with respect to the compensation of the Company’s executive officers. The Compensation Committee is responsible for (i) establishing and administering the base salaries and cash bonuses of Clinical Data’s named executive officers, and (ii) administering and making recommendations and awards under Clinical Data’s 2002 Stock Option Plan and the 2005 Plan. The Compensation Committee monitors whether the compensation paid to the Company’s senior management is fair, reasonable and competitive and is substantially tied to Company performance. Clinical Data’s Compensation Committee evaluates, both subjectively and objectively, Clinical Data’s financial performance, competitive position, future potential, and the individual and group performance of the members of executive management. In such evaluation, the Compensation Committee reviews data prepared by Clinical Data and employs the business experience of the individual members of the Compensation Committee. Our fiscal year ends on March 31 and, accordingly, compensation covered by this section was paid to our executive officers in respect of performance for the periods April 1, 2007 through March 31, 2008; April 1, 2008 through March 31, 2009; and April 1, 2009 through March 31, 2010, our 2008, 2009 and 2010 fiscal years, respectively.

Compensation Objectives

Our executive compensation program is designed to attract, retain, motivate and reward talented individuals who will execute our business plan so that Clinical Data can succeed in the competitive business environment in which it operates.

Elements of Executive Compensation

The Company’s executive compensation program consists of the following elements:

•	base salary;

•	annual cash bonus award;

•	equity compensation; and

•	post-termination cash and equity compensation.

Other than a life insurance premium, which does not exceed $2,000 per year, for Mr. Fromkin and supplemental disability insurance policies provided to Messrs’. Fromkin, Ballantyne and Belbel and Dr. Reed, paid for by the Company, the Company does not provide its executives with perquisites that are required to be disclosed pursuant to SEC requirements. The Company does not have any deferred compensation programs or retirement programs other than our 401(k) plan that is generally available to all employees. Clinical Data enrolls all salaried employees in its health, dental and life and disability insurance programs.

Each of these elements of executive compensation is addressed separately below.

Base Salary

Base salary is provided in order to retain executives consistent with the Company’s achievement of its financial and strategic goals. Officers and other key employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity within the industry based on information gathered by members of our Compensation Committee and our human resources staff. The annual compensation for each officer is based on Company and individual performance, as well as achievement of Company and individual goals including, but not limited to, growth in the market capitalization of Clinical Data; establishment and consolidation of Clinical Data’s leadership position in the biopharmaceutical field through the development of our pharmaceutical and diagnostic products; and completion of strategic initiatives including acquisitions and divestitures of operating assets, and completion of key collaboration agreements. The Compensation Committee also takes into account prevailing general economic conditions, marketplace trends, and other factors deemed important by them and the Board, including the fact that Clinical Data does not offer a defined benefit retirement or other similar plans and perquisites to its senior management employees. When deciding to increase the base salary of executive management based on fiscal 2010 performance, the Compensation Committee considered several factors, including the Company’s stock price performance, the individual performance of executive management and the achievement by Clinical Data of its strategic goals. Accordingly, based on the measurement of such factors for the 2010 fiscal year, the Company provided 8% increases to the base salaries of our executive management for the 2011 fiscal year.

The base salaries for all executive officers are set forth in their employment agreements described below. The base salaries of other senior management are established upon the commencement of their employment with the Company and are adjusted annually by the Compensation Committee. All base salaries paid to executive officers were fully deductible in the 2008, 2009 and 2010 fiscal years.

Annual Bonus

Clinical Data pays discretionary bonuses that are recommended by the Compensation Committee and approved by the Board. Target cash bonus compensation of two (2) times Mr. Fromkin’s base salary, and one (1) time base salary for each of Messrs. Ballantyne, Belbel and Shaffer and Dr. Reed, is specified in their respective employment agreements. The Compensation Committee considers the bonus targets set forth in the executives’ employment agreements as a target payment that would be made based on Company and individual performance, or any combination thereof. The Compensation Committee, historically, has recommended to the Board that the level of bonuses to be awarded to executive management be based, in the case of the chief executive officer, primarily upon the financial, operating and strategic performance of Clinical Data, and for other executives primarily on the performance of the operating units for which they are directly responsible. Beginning in fiscal 2006, the Compensation Committee took into consideration, for those employees who would be playing critical roles in the Company going forward, several factors, including the ongoing efforts of the named executive officers with respect to the successful restructuring and integration of our businesses, as well as the continued successful development of our pharmaceutical and diagnostic products and services and the monetization of certain of our non-core assets.

For fiscal year 2008, the Compensation Committee recommended and the Board approved cash bonus payments for executive management based upon the achievement by Clinical Data of an increase in the market capitalization of the Company and certain other strategic and financial goals. For fiscal 2008, the executive management group included four (4) individuals. The total amount of the cash bonus pool awarded to these individuals was $1,340,000, of which Mr. Fromkin received $660,000, Mr. Ballantyne received $210,000 and Mr. Belbel and Dr. Reed each received $235,000.

For fiscal 2009, based exclusively on Clinical Data’s stock price performance during the fiscal year, the Compensation Committee did not recommend any cash bonus payments for executive management.

For fiscal year 2010, the Compensation Committee recommended and the Board approved cash bonus payments for executive management based upon the achievement by Clinical Data of an increase in the market capitalization of the Company and certain other strategic and financial goals. For fiscal 2010, the executive management group included four (4) individuals. The total amount of the cash bonus pool awarded to these individuals was $2,312,000, of which Mr. Fromkin received $882,000, Messrs. Ballanytne and Belbel each received $365,000, and Dr. Reed received $700,000. Dr. Reed received a bonus in excess of her target bonus as a result of the successful completion of the final phase III clinical trial and long-term safety trial for vilazodone, and the filing of the Company’s new drug application for vilazodone with the U.S. Food and Drug Administration, or the FDA, prior to the end of the Company’s 2010 fiscal year. Messrs. Ballantyne and Belbel each received bonuses in excess of their respective target bonuses as a result of their successful efforts to divest certain of the Company’s non-core assets and their on-going, highly effective management of the Company’s financial and legal operations.

In fiscal year 2010, Mr. Shaffer received a bonus of $195,500, which was based on his successful assumption of increasing responsibilities related to the Company’s growing commercial operations, in particular, with respect to the Company’s planned commercial launch of vilazodone in 2011.

Equity Compensation

Currently, stock options are Clinical Data’s primary method for providing long-term incentive compensation to its senior management. The size of the awards has historically been based on guidelines that take numerous factors into account, including company performance as defined by the achievement of strategic objectives, individual performance, stock price performance, salary level and tenure. The Compensation Committee believes that broad and significant employee ownership of Clinical Data’s stock effectively motivates the building of stockholder wealth. We also use stock options because we believe that equity compensation in this form aligns the interests of stockholders with senior management to ensure the Company’s long-term success.

Specifically, with respect to the guidelines that the Compensation Committee uses in determining the amount of equity awards, the Compensation Committee will evaluate whether, and to what extent, the Company, as a whole, achieved key strategic objectives such as the continued successful development of its therapeutics programs, and the acquisition and divestiture of businesses that, taken together, have enhanced the intrinsic value of the enterprise, generally. This evaluation is very important in the Compensation Committee’s decision regarding the amount of equity compensation paid to the Company’s named executive officers. Whether a particular named executive officer achieved his or her individual goals typically accounts for the remaining consideration in the Compensation Committee’s decisions.

With respect to individual goals, the Compensation Committee will, (a) with respect to Mr. Fromkin, evaluate the achievement of strategic objectives relating to the Company’s therapeutic programs and operational objectives relating to the effective use of the Company’s cash and non-cash resources; (b) with respect to Dr. Reed, evaluate whether vilazodone has been approved by the FDA and whether, and to what extent, the Company’s other therapeutic programs have advanced consistent with the Company’s strategic objectives; (c) with respect to Mr. Shaffer, evaluate whether commercial preparations for the launch of vilazodone have been successful and whether the strategic commercial activities relating to the Company’s other therapeutic programs have been effective; (d) with respect to Mr. Ballantyne, evaluate whether the Company’s financial and accounting operations have continued to function appropriately as the Company’s strategic objectives continue to be pursued; and (e) with respect to Mr. Belbel, evaluate whether the Company’s legal function has effectively supported the successful achievement of the Company’s strategic and operating objectives, and whether the Company overall legal operations have continued to function effectively. The Compensation Committee’s determination of achievement of an individual’s goals and overall success during the fiscal year is, by its nature, in many respects, a subjective analysis. The Compensation Committee believes that this standard permits flexibility in making compensation decisions depending on the circumstances of a particular fiscal year and the individual achievements of a particular named executive officer. As such, the Compensation Committee does not typically employ specific quantifiable criteria or measures in making its decisions in this regard. Further details regarding the terms of outstanding stock options held by our named executive officers are set forth in the “Outstanding Equity Awards at 2010 Fiscal Year End” table. None of the named executives received restricted stock grants in 2008, 2009 or 2010.

In prior fiscal years, including fiscal 2008, the Compensation Committee would assess prior fiscal year performance following the end of the fiscal year in question, in determining the amount, if any, of equity compensation to be awarded to our senior management team. For instance, for fiscal 2008 performance, the Compensation Committee approved as equity incentive compensation, the grant of an additional 275,000 stock options to the senior management of the Company. These stock options were granted on April 17, 2008, at an exercise price of $16.95 per share, which was equal to the closing price of Clinical Data’s common stock quoted by the NASDAQ on the day of grant. Of these stock options, Mr. Fromkin received 100,000 options; Messrs. Belbel and Ballantyne each received 50,000 options and Dr. Reed received 75,000 options. However, in fiscal 2009, the Compensation Committee determined to alter its practice and to make such assessment and grants, if any, for senior management in December to coincide with the timing and pricing of grants typically made to all other employees. As a result, the Compensation Committee approved as equity incentive compensation for fiscal 2009, the grant of 305,000 stock options to the senior management of the Company. These stock options were granted on December 22, 2008, at an exercise price of $8.78 per share, which was equal to the closing price of Clinical Data’s common stock quoted by the NASDAQ on the day of grant. Of these stock options, Mr. Fromkin received 100,000 options; Messrs. Belbel and Ballantyne each received 65,000 options and Dr. Reed received 75,000 options.

For fiscal 2010, as it did in fiscal 2009, the Company awarded its named executive officers equity compensation in December in connection with the awards made to all other employees. The Compensation Committee determined to award a total of 385,000 stock options to the senior management of the Company. These stock options were granted on December 21, 2009, at an exercise price of $18.38 per share, which was equal to the closing price of Clinical Data’s common stock quoted by the NASDAQ Global Market on the day of grant. Of these stock options, Mr. Fromkin received 110,000 options, Dr. Reed received 85,000 options, and Messrs. Belbel and Ballantyne each received 75,000 options. The individual awards to each named executive officer were: (a) in respect of Mr. Fromkin, the achievement of key strategic objectives including the further successful development of the Company’s therapeutic candidates, growth in the Company’s genetic testing business and corporate development and financing objectives, including the divestiture of its Cogenics molecular laboratory services unit, and the successful completion of financings in February and October 2009; (b) in respect of Dr. Reed, the successful completion of the final Phase III clinical trial and long term safety study for vilazodone, the commencement of Phase III clinical trials for Stedivaze, and the continuing overall successful advancement of the Company’s other therapeutic candidates; (c) in respect of Mr. Ballantyne, the successful management of the Company’s financial resources, and overall successful management of the Company’s finance and accounting functions through corporate development and financing activities; and (d) in respect of Mr. Belbel, the successful completion of the Cogenics divestiture transaction, as well as the successful management of the Company’s legal affairs through all of its corporate development and financing activities, including the Company’s third party collaboration, intellectual property, and corporate governance functions during the period.

In fiscal year 2010, Mr. Shaffer received 15,000 options, which was based on his successful assumption of increasing responsibilities related to the Company’s growing commercial operations with respect, in particular, to the Company’s planned commercial launch of vilazodone in 2011.

Fringe Benefits

Under the terms of Mr. Fromkin’s employment agreement, for an annual premium not to exceed $2,000 per year, the Company maintains a term life insurance policy on Mr. Fromkin’s life, the proceeds of which are payable to Mr. Fromkin’s beneficiaries. The Company maintains supplemental disability insurance policies for Messrs. Fromkin, Ballantyne and Belbel and Dr. Reed. Otherwise, we provide our corporate officers the same benefits as those provided to all our other salaried employees, such as health and dental insurance, life insurance, short- and long-term disability, and opportunities to participate in our 401(k) plan with company match.

Post-Termination Compensation

Messrs. Fromkin, Ballantyne, Belbel and Shaffer, and Dr. Reed, are all entitled to receive post-termination compensation under their employment agreements with the Company. In the cases of Messrs. Fromkin, Ballantyne and Belbel and Dr. Reed, these benefits were established under the terms of their employment agreements entered into by the Company during the 2010 fiscal year and in the case of Mr. Shaffer, under the terms of his employment agreement entered into by the Company during the 2011 fiscal year. The terms of all these agreements remain in effect generally unless any of the executive employees is terminated by the Company with cause or any of the executive employees resign voluntarily from the Company other than for good reason. In addition, the agreements provide accelerated equity vesting, to be provided upon a change of control. The Company’s agreements with each of its executive officers also provide for tax gross-up payments in connection with a change in control of the Company. The amount of benefits that each executive would potentially earn under these contracts upon a covered termination of employment and a change in control is described and quantified below under “Termination of Employment and Change of Control Arrangements.”

Stock Option Granting Practices

The Compensation Committee’s practice when granting stock options had been to use the closing price of the Company’s common stock on the day of the grant. As a matter of formal written policy, the Company has not and does not time the grant of stock options around the disclosure of non-public information or back-date stock options.

Deduction Limit for Executive Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a public company of compensation in excess of one million dollars paid to any of its five (5) most highly compensated executive officers. Outstanding stock options granted under Clinical Data’s 2002 Stock Option Plan and 2005 Plan will not be subject to the limitation under applicable regulations. Clinical Data’s Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by it is fully deductible in accordance with Section 162(m) of the Code. Clinical Data’s Compensation Committee may, however, in a particular case, approve compensation that may not be deductible under Section 162(m).

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over three (3) years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking. The Compensation Committee believes that the balance of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short and long term performance goals of the Company without encouraging excessive risk related behavior. While the Compensation Committee regularly evaluates its compensation programs, the Compensation Committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.

Compensation Committee Report*

We, the Compensation Committee of the Board of Directors of Clinical Data, Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this proxy statement.

By the Compensation Committee:

Arthur B. Malman (Chair)
Larry D. Horner
Scott L. Tarriff

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Clinical Data under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines salaries, incentives and other compensation for our directors and executive officers. The Compensation Committee also administers our equity incentive plans. The Compensation Committee currently consists of Arthur B. Malman (Chair), Larry D. Horner and Scott L. Tarriff. None of the members of our Compensation Committee is or has been an employee or officer of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Summary Compensation Table

The following table sets forth the information required by the SEC as to the compensation paid by us for the years ended March 31, 2010, 2009 and 2008 for services rendered in all capacities, by all persons who served as our Chief Executive Officer or Chief Financial Officer and the other three most highly compensated executive officers during the fiscal years ended March 31, 2010, 2009 and 2008 (the “named executive officers”).

Summary Compensation Table for Fiscal Years 2010, 2009 and 2008

					All Other
Name and				Option	Compensation
Principal Position	Year(1)	Salary ($)	Bonus ($)	Awards ($)(2)	($)(3)	Total ($)
Andrew J. Fromkin	2010	441,059	882,000	1,206,288	5,508	2,534,855
President and Chief Executive	2009	432,000	--	1,522,819	4,162	1,958,981
Officer	2008	420,923	660,000	1,281,050	6,250	2,368,223

C. Evan Ballantyne Executive	2010	286,688	365,000	822,469	6,690	1,480,847
Vice President and Chief	2009	280,144	--	835,755	4,787	1,120,686
Financial Officer	2008	246,061	210,000	480,394	4,542	940,997

Caesar J. Belbel Executive	2010	286,688	365,000	822,469	1,764	1,475,921
Vice President and	2009	280,882	--	835,755	--	1,116,637
General Counsel	2008	273,600	235,000	480,394	--	988,994

Carol R. Reed, M.D.	2010	316,301	700,000	932,132	8,259	1,956,692
Executive Vice President	2009	298,461	--	1,142,113	7,641	1,448,215
and Chief Medical Officer	2008	249,415	235,000	480,394	4,628	969,437

James P. Shaffer*	2010	230,000	195,500	164,494	1,415	591,409
Executive Vice President and	2009	--	--	--	--	--
Chief Commercial Officer	2008	--	--	--	--	--

*	Mr. Shaffer became an executive officer of the Company on April 7, 2010. Given Mr. Shaffer’s increasing role and responsibility throughout fiscal 2010, the Company has voluntarily included the compensation data for Mr. Shaffer for fiscal year 2010 but has excluded the compensation data for fiscal years 2008 and 2009.

(1)	Our fiscal year ends on March 31.

(2)	The dollar amounts in this column represent the aggregate grant date fair value for each stock option awarded to our named executive officers in fiscal 2010. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts, please refer to Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010 filed with the SEC on June 14, 2010 which is incorporated herein by reference. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on stock price fluctuations and the named executive officer’s continued employment. Additional information on all outstanding awards is reflected in the Outstanding Equity Awards at 2010 Fiscal Year-End table.

(3)	The amounts set forth in the All Other Compensation column for the named executive officers consist of Company contributions to the Clinical Data 401(k) Plan. In 2010, all other compensation also includes amounts for supplemental disability policies for Messrs. Fromkin, Ballantyne and Belbel and Dr. Reed. In addition, with respect to Mr. Fromkin, the amounts include $1,832 in 2008, 2009 and 2010 for the annual premium for Mr. Fromkin’s life insurance policy. With respect to Dr. Reed, the amounts include $2,592 in 2009 for the annual premium for a supplemental disability insurance policy.

Grants of Plan-Based Awards in 2010 Fiscal Year

All stock options have been granted at exercise prices equal to the closing price of the Company’s Common Stock as quoted by NASDAQ on the date of grant or on the date immediately preceding the date of grant. In general, stock options become cumulatively exercisable in three (3) equal annual installments on the first, second and third anniversaries of the date of grant. For those grants issued under Clinical Data’s 2002 Stock Option Plan and the 2005 Plan, the expiration date is ten (10) years from the date of grant. All stock options granted to directors, executive officers and certain of our senior management personnel contain provisions accelerating vesting (either in the grant agreement itself or in separate employment agreements with certain of these individuals) upon a change of control of Clinical Data.

		All Other
		Option Awards:
		Number of
		Securities
		Underlying	Exercise or Base Price	Grant Date Fair Value
		Options	of Option Awards	of Stock and Options
Name	Grant Date	(#)	($/Sh)	Awards ($) (1)
Andrew J. Fromkin	12/21/2009	110,000	$18.39	$1,206,288
C. Evan Ballantyne	12/21/2009	75,000	$18.39	$822,469
Caesar J. Belbel	12/21/2009	75,000	$18.39	$822,469
Carol R. Reed, MD	12/21/2009	85,000	$18.39	$932,132
James P. Shaffer	12/21/2009	15,000	$18.39	$164,494

(1)	The dollar amounts in this column represent the aggregate grant date fair value for each stock option awarded to our named executive officers in fiscal 2010. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts, please refer to Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010 filed with the SEC on June 14, 2010 which is incorporated herein by reference.

Executive Employment Agreements

Messrs. Fromkin, Ballantyne and Belbel and Dr. Reed are parties to amended and restated employment agreements with the Company that became effective on September 14, 2009. Mr. Shaffer is party to an employment agreement with the Company that became effective on May 11, 2010 (the “2010 Agreement”), after our fiscal year ended on March 31, 2010. Prior to May 11, 2010, Mr. Shaffer had been a party to an employment agreement with the Company that became effective on April 9, 2007 (the “2007 Agreement”) when Mr. Shaffer was the Company’s Vice President of Sales and Marketing. The Company’s employment agreements with its executive officers provide the following:

Positions	• Mr. Fromkin serves as the Company’s President and Chief Executive Officer. Mr. Fromkin is also serving as a director of the Company.
• Mr. Ballantyne serves as the Company’s Executive Vice President and Chief Financial Officer.
• Mr. Belbel serves as Executive Vice President, Chief Legal Officer and Secretary of the Company.
• Dr. Reed serves as Executive Vice President and Chief Medical Officer of the Company.
• Mr. Shaffer serves as Executive Vice President and Chief Commercial Officer of the Company.

Salary and Bonus
•  Mr. Fromkin’s agreement provides for an annual base salary of $441,292, which amount may be increased but not decreased by the Board (and which is currently set at $476,595), and a potential annual cash bonus equal to up to 200% of Mr. Fromkin’s then current annual base salary, based on whether Mr. Fromkin and the Company achieve certain goals, as determined by the Board in its sole discretion.

• Mr. Ballantyne’s agreement provides for an annual base salary of $286,839, which amount may be increased but not decreased by the Board (and which is currently set at $310,000).
• Mr. Belbel’s agreement provides for an annual base salary of $286,839, which amount may be increased but not decreased by the Board (and which is currently set at $310,000).
• Dr. Reed’s agreement provides for an annual base salary of $306,000, which amount may be increased but not decreased by the Board (and which is currently set at $367,200).

•  Under the 2010 Agreement, Mr. Shaffer is entitled to an annual base salary of $300,000, which amount may be increased but not decreased by the Board. Under the 2007 Agreement, Mr. Shaffer was entitled to an annual base salary of $200,000.

•  The Company’s agreements with Messrs. Ballantyne and Belbel and with Dr. Reed provide for a potential annual bonus equal to up to 100% of the executive’s then current annual base salary, based on whether the executive and the Company achieve certain goals, as determined by the Board in its sole discretion. The 2010 Agreement provides Mr. Shaffer with a potential annual bonus equal to up to 100% of his then current annual base salary, based on whether Mr. Shaffer and the Company achieve certain goals, as determined by the Board in its sole discretion. Under the 2007 Agreement, Mr. Shaffer was eligible to earn an incentive bonus of up to 85% of his then current base salary based upon the successful completion of and performance against a written performance plan mutually agreed upon by the Company and Mr. Shaffer.

•  The Company’s agreements with each executive officer provide that such executive officer’s base salary shall be subject to review by the Board (or a committee thereof) and may be increased, but not decreased, from time to time by the Board.

Termination
All of the Company’s current executive employment agreements, including Mr. Shaffer’s 2010 Agreement, provide that employment may be terminated with or without cause at any time by the Company, or by the executive with or without good reason (as such terms are defined in the agreements). The payments due to the executives upon termination by the Company without cause or by the executives for good reason, include (1) any salary and vacation accrued and unpaid as well as any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination and any unreimbursed expenses and any other payments and benefits to which the executive may be entitled under the Company’s benefit plans, (2) the amount of the executive’s then current base salary for the twelve months following the date of termination, and (3) all premiums for health and other benefits during the twelve month period following the date of termination. In addition, if the executive’s employment is terminated for any reason other than for cause, the executive may be entitled to receive such additional severance benefits as the Board, in its sole discretion, may decide, including a bonus for the pro-rata portion of the executive’s annual bonus for the performance year in which his or her employment is terminated.

In addition, if Mr. Fromkin’s employment is terminated without cause or by him for good reason, or if the Company experiences a change of control during his employment, all of Mr. Fromkin’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the remaining term of the option, unless the Board explicitly provides otherwise when approving such options. Additionally, if Mr. Fromkin terminates his employment with the Company without good reason, (i) he must provide a 60-day notice during which time his unvested options shall continue to vest, and (ii) the post-termination exercise period for all vested options outstanding at the end of the 60-day notice period shall be extended to the remaining term of the option.

Under Dr. Reed’s employment agreement, Messrs. Belbel’s and Ballantyne’s and Mr. Shaffer’s 2010 Agreement, if the respective executive’s employment is terminated without cause or by the executive for good reason, or if the Company experiences a change of control during his or her employment, all of such executive’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the shorter of (i) three years and (ii) the remaining term of the option, unless the Board explicitly provides otherwise when approving such options.

Under the 2007 Agreement, if Mr. Shaffer’s employment had been terminated by the Company without cause or for good reason or the Company experienced a change of control, the stock option issued to Mr. Shaffer pursuant to the agreement would have vested through the next anniversary of the effective date of the 2007 Agreement, and if his employment had been terminated following the change of control without cause or for good reason, then the stock option would have become fully exercisable. In addition, under the 2007 Agreement, if Mr. Shaffer’s employment had been terminated by the Company without cause or for good reason, whether before or after a change of control, Mr. Shaffer would have been entitled to receive (i) the amount of the his then current base salary for the six months following the date of termination, and (ii) a pro rated bonus for the year during which his termination occurred.

Benefits	All executives are currently entitled to participate in all employee benefit plans of the Company and are entitled to four (4) weeks vacation per year, with the ability to roll over up to three (3) weeks of unused vacation from any prior year. The Company maintains supplemental disability insurance policies for Messrs. Fromkin, Ballantyne and Belbel and Dr. Reed. The Company has agreed to provide and maintain a life insurance policy for Mr. Fromkin, payable to his beneficiary or beneficiaries, with annual premiums not to exceed $2,000.

Covenants	The employment agreements contain confidentiality covenants applicable during the period of the executives’ employment and thereafter, as well as non-solicitation and non-competition covenants applicable to the executives both during and for a period of six (6) months following their employment with the Company in the case of Messrs. Fromkin and Belbel, and for a period of twelve (12) months following their employment with the Company in the case of Mr. Ballantyne and Dr. Reed. Mr. Shaffer’s 2010 Employment Agreement includes, and Mr. Shaffer’s 2007 Agreement included, a twelve (12) month non-solicitation and non-competition covenant.

Outstanding Equity Awards at 2010 Fiscal Year-End

			Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised
	Options		Options		Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Price ($)	Date
Andrew J. Fromkin	75,000	(1)	--		11.93	10/17/2015

	456,773	(2)	--		12.37	5/12/2016

	7,955	(3)	--		10.73	6/22/2016

	80,000	(4)	40,000	(4)	14.99	6/14/2017

	33,334	(5)	66,666	(5)	16.95	4/17/2018

	33,334	(6)	66,666	(6)	8.78	12/22/2018

	--		110,000	(7)	18.39	12/21/2019

C. Evan Ballantyne	75,000	(8)	--		8.65	8/7/2016

	30,000	(4)	15,000	(4)	14.99	6/14/2017

	16,667	(5)	33,333	(5)	16.95	4/17/2018

	21,667	(6)	43,333	(6)	8.78	12/22/2018

	--		75,000	(7)	18.39	12/21/2019

Caesar J. Belbel	1,059	(9)	--		3.21	5/7/2013

	12,000	(10)	--		14.23	9/23/2015

	75,000	(11)	--		11.93	10/17/2015

	90,000	(12)	--		12.37	5/12/2016

	4,545	(3)	--		10.73	6/22/2016

	30,000	(4)	15,000	(4)	14.99	6/14/2017

	16,667	(5)	33,333	(5)	16.95	4/17/2018

	21,667	(6)	43,333	(6)	8.78	12/22/2018

	--		75,000	(7)	18.39	12/21/2019

			Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised
	Options		Options		Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Price ($)	Date
Carol R. Reed, M.D.	975	(13)	--		133.54	6/9/2011

	146	(14)	--		46.15	10/14/2011

	975	(15)	--		46.97	12/31/2011

	4,778	(16)	--		26.25	12/6/2013

	2,048	(17)	--		38.36	4/25/2014

	1,194	(18)	--		22.57	1/5/2015

	7,092	(19)	--		22.57	1/5/2015

	18,000	(11)	--		11.93	10/17/2015

	10,656	(20)	--		11.93	12/23/2015

	45,000	(12)	--		12.37	5/12/2016

	30,000	(4)	15,000	(4)	14.99	6/14/2017

	25,000	(5)	50,000	(5)	16.95	4/17/2018

	25,000	(6)	50,000	(6)	8.78	12/22/2018

	--		85,000	(7)	18.39	12/21/2019

James P. Shaffer	67,500	(21)	--		14.73	4/9/2017

	5,000	(22)	2,500	(22)	22.63	12/20/2017

	8,334	(6)	16,666	(6)	8.78	12/22/2018

	--		15,000	(7)	18.39	12/21/2019

(1)	Granted on October 17, 2005, and amended to become fully exercisable on and after May 12, 2006.

(2)	Granted on May 12, 2006, and, as to 231,773 options, ratified on September 21, 2006, with all options vesting in 36 equal monthly installments beginning one (1) month after the date of grant.

(3)	Granted on June 22, 2006, and ratified on September 21, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant.

(4)	Granted on June 14, 2007, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant.

(5)	Granted on April 17, 2008, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of employment by the Company without cause or by the employee for good reason.

(6)	Granted on December 22, 2008, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of employment by the Company without cause or by the employee for good reason.

(7)	Granted on December 21, 2009, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the

Company, or as a result of the termination of employment by the Company without cause or by the employee for good reason.

(8)	Granted on August 7, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant.

(9)	22,500 stock options granted on May 7, 2003, with one-third of the options vested cumulatively on each of the first three (3) anniversaries of the date of grant. In fiscal 2006 and 2008, Mr. Belbel exercised 11,250 and 10,191 options, respectively, leaving the balance shown above.

(10)	Granted on September 23, 2005, and amended to become fully exercisable on and after May 12, 2006.

(11)	Granted on October 17, 2005, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant.

(12)	Granted on May 12, 2006, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant.

(13)	Granted on June 11, 2001. These options were fully vested as of June 10, 2005.

(14)	Granted on October 16, 2001, with one-fifth of the options vesting immediately, and the remaining options vesting one-fifth cumulatively on each of the first four (4) anniversaries of the date of the grant.

(15)	Granted on January 2, 2002, with one-fifth of the options vesting immediately, and the remaining options vesting one-fifth cumulatively on each of the first four (4) anniversaries of the date of the grant.

(16)	Granted on December 9, 2003, with one-fifth of the options vesting immediately, and the remaining options vesting one-fifth cumulatively on each of the first four (4) anniversaries of the date of the grant.

(17)	Granted on April 27, 2004, with all options vesting in 16 quarterly installments beginning (1) quarter after date of grant.

(18)	Granted on January 7, 2005, with 18% vesting immediately, 43% vesting on the first anniversary of the date of grant, and 13% vesting cumulatively on the second, third and fourth anniversaries of the date of grant.

(19)	Granted on January 7, 2005, with 12% vesting immediately, 7% vesting on the first anniversary of the date of grant, and 27% vesting cumulatively on the second, third and fourth anniversaries of the date of grant.

(20)	Granted on December 23, 2005, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant.

(21)	Granted on April 9, 2007, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant.

(22)	Granted on December 21, 2007, with one-third of the options vesting cumulatively on each of the first three (3) anniversaries of the date of grant. These options become fully exercisable on a change of control of the Company, or as a result of the termination of Mr. Shaffer’s employment by the Company without cause or by Mr. Shaffer for good reason.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Under the terms of their respective employment agreements with the Company, including Mr. Shaffer’s 2010 Agreement, if the Company terminates an executive’s employment without cause, or if the executive terminates his or her employment for good reason, the Company must pay the executive: (1) any salary and vacation accrued and unpaid as well as any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination and any unreimbursed expenses and any other payments and benefits to which the executive may be entitled under the Company’s benefit plans, (2) the amount of the executive’s then current base salary for the twelve months following the date of termination, and (3) all premiums for health and other benefits during the twelve month period following the date of termination. In addition, if the executive’s employment is terminated for any reason other than for cause, the executive may be entitled to receive such additional severance benefits as the Board, in its sole discretion, may decide, including a bonus for the pro-rata portion of the executive’s annual bonus for the performance year in which his or her employment is terminated.

In addition if Mr. Fromkin’s employment is terminated without cause or by him for good reason, or if the Company experiences a change of control during his employment, all of Mr. Fromkin’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the remaining term of the option, unless the Board explicitly provides otherwise when approving such options. Additionally, if Mr. Fromkin terminates his employment with the Company without good reason, (i) he must provide a 60-day notice during which time his unvested options shall continue to vest, and (ii) the post-termination exercise period for all vested options outstanding at the end of the 60-day notice period shall be extended to the remaining term of the option.

Under Dr. Reed’s employment agreement and Messrs. Ballantyne’s, Belbel’s and Shaffer’s employment agreements, if the respective executive’s employment is terminated without cause or by the executive for good reason, or if the Company experiences a change of control during his or her employment, all of such executive’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the shorter of (i) three years and (ii) the remaining term of the option, unless the Board explicitly provides otherwise when approving such options.

To the extent that any payments due to an executive on the termination of their employment with the Company (the “Post-termination Payments”) are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and to the extent that the Post-termination Payments exceed four (4) times the “base amount” (as such term is defined in Section 280G(d)(2) of the Code), then the Company will make an additional (“gross-up”) payment to the executive so that, the net amount retained by the executive shall be equal to the original amount of the Post-termination Payments after deduction of the excise tax, any federal, state and local income and employment tax and excise tax on the gross-up payment, but before deduction for any federal, state or local income and employment tax on the Post-termination Payments. However, to the extent that the Post-termination Payments do not exceed four (4) times the “base amount,” then the Post-termination Payments will be reduced to the extent necessary to avoid imposition of the excise tax. Any amounts reduced shall be irrevocably forfeited by the executive, who shall have no further rights to receive them.

The agreements contain a confidentiality covenant applicable during the period of the executive’s employment or at any time thereafter, as well as non-solicitation and non-competition covenants applicable to the executive both during and for a period of, in the case of Messrs. Fromkin and Belbel, six (6) months following the executive’s employment with the Company, and in the case of Messrs. Ballantyne and Shaffer and Dr. Reed, twelve (12) months following the executive’s employment with the Company.

The amounts (in addition to those shown in the Summary Compensation Table) that would have been payable to an executive under the agreements described above if a termination or change in control had occurred on March 31, 2010 are as follows:

	Andrew J. Fromkin	C. Evan Ballantyne	Caesar J. Belbel	Carol R. Reed, M.D.	James P. Shaffer (1)
Salary ($/# of months)	$441,292/12	$286,839/12	$286,839/12	$340,000/12	$300,000/12
Twelve months’ health and other benefits	$16,536	$16,536	$6,264	$6,264	$1,279
Acceleration of options (2)	$1,158,958	$683,812	$683,812	$805,550	$184,608
Tax gross-up	N/A	N/A	N/A	N/A	N/A

(1)	The amounts payable to Mr. Shaffer assume that Mr. Shaffer had received the amounts provided in his 2010 Agreement, which became effective on May 11, 2010. Please see “Executive Employment Agreements” above for a description of the benefits provided under Mr. Shaffer’s 2007 Agreement, which was effective before May 11, 2010.

(2)	The dollar values represent the amount of the benefit each of our named executive officers would have received from the acceleration of the unvested portion of such named executive officer’s outstanding equity awards under the 2005 Plan, as if such event occurred as of March 31, 2010. For outstanding stock options, the benefit amount of the accelerated portion of such stock option award was calculated by multiplying the accelerated portion of such stock option award by the difference between the per share closing price of our common stock on March 31, 2010 ($19.40) as reported by the NASDAQ Global Market and the exercise price of the applicable option.

DIRECTOR COMPENSATION IN FISCAL YEAR 2010

Our directors who are not our employees or consultants receive compensation for their services as directors as follows:

Title	Cash Compensation	Equity Compensation (see below)
Chairman	$60,000 per year	30,000 stock options
Director	$30,000 per year	15,000 stock options

The portion of fees paid in cash is paid quarterly in arrears (approximately at the end of each fiscal quarter). The portion of fees paid in equity was granted on September 17, 2009, the date of the 2009 Annual Meeting of Stockholders, with an exercise price of $15.41, which was the closing price of our common stock on the date of grant. One-half of the equity portion is fully vested upon grant, with the remainder to vest on the date of our 2010 Annual Meeting of Stockholders. In addition, we pay a $1,000 per meeting cash compensation fee for members of the Audit Committee, to be paid quarterly in arrears with all other cash compensation.

Outside directors are given a choice of the method for receipt of their Board compensation. For the portion of fees paid in cash, instead of cash payments, directors may choose to receive all or any part of their cash compensation to be paid in a calendar year in the form of deferred stock units, so long as they make a deferral election prior to December 31 of the prior year. Deferred stock units allow directors to defer payment of their cash compensation (and taxes on such compensation) until the earlier date that is at least two (2) years from the date of grant, their retirement from the Board, or their death or disability. At the time of payment, the director will receive shares of our common stock in an amount equal to the number of shares that would have been purchased on the date of grant of the deferred stock units. We grant deferred stock units to directors who have chosen this method of compensation on the date that we otherwise make cash payments for director fees (approximately the end of each fiscal quarter). None of our outside directors elected to receive deferred stock units in the fiscal year ending March 31, 2010.

For the portion of fees paid in equity, directors may choose to receive all or any part of such compensation in the form of stock options, restricted stock or restricted stock units. Such equity portion of the directors’ compensation was issued on September 17, 2009, with one-half of such awards being fully-vested on the date of issuance with the remainder vesting date of our 2010 Annual Meeting of Stockholders. If a director chose to receive such equity compensation in the form of stock options, such options were granted at an exercise price equal to $15.41 per share, the fair market value of our common stock quoted by the NASDAQ on the date of grant. If a director chose to receive such equity compensation in the form of restricted stock, we used the Black-Scholes option pricing model to grant to the director that number of shares of restricted stock or restricted stock units that was equal to the value of 15,000 stock options (or 30,000 stock options in the case of the Chairman) on such date. Like deferred stock units, restricted stock units allow a director to defer the payment of shares of our common stock (and taxes on such compensation) until the earlier of a date that is a least two (2) years from the date of grant, their retirement from the Board, or their death or disability. The vesting of all equity compensation will accelerate upon a change in control of Clinical Data. In fiscal 2010, Messrs. Kirk, Horner and Tarriff chose to receive their equity compensation in the form of 18,000 shares of restricted stock for Mr. Kirk, and 9,000 shares of restricted stock each for Messrs. Horner and Tarriff. Messrs. Malman and Wallace and Dr. Sobel each chose to receive their equity compensation in fiscal 2010 in the form of 15,000 stock options.

The following table shows the amounts paid to non-employee directors in fiscal 2010:

	Fees	Fees Earned or
	Earned or	Paid in	Restricted
	Paid in	Deferred Stock	Stock Awards	Option Awards
Name	Cash ($)	Units ($)	($)(1)	($)(2)	Total ($)
Randal J. Kirk, Chairman	60,000	--	277,380	--	337,380
Larry D. Horner*	17,000	17,000	138,690	--	172,690
Arthur B. Malman*	34,000	--	--	138,663	172,663
Burton E. Sobel MD*	34,000	--	--	138,663	172,663
Scott L. Tarriff	15,000	--	138,690	--	153,690
Richard J. Wallace	30,000	--	--	138,663	168,663

*	Member of the Audit Committee

(1)	The dollar amounts in this column represent the aggregate grant date fair value for the restricted stock awarded to our non-employee directors in fiscal 2010. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. In fiscal 2010, Messrs. Kirk, Horner and Tarriff received 18,000, 9,000 and 9,000 shares of restricted stock, respectively.

(2)	The dollar amounts in this column represent the aggregate grant date fair value for each stock option awarded to our non-employee directors in fiscal 2010. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts, please refer to Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010 filed with the SEC on June 14, 2010 which is incorporated herein by reference.

REPORT OF THE AUDIT COMMITTEE*

The following is the report of the Audit Committee with respect to Clinical Data’s audited financial statements for the year ended March 31, 2010.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Clinical Data’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent integrated audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor this process. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP, our independent registered public accounting firm.

In the course of its oversight of Clinical Data’s financial reporting process, the Audit Committee of the Board has:

•	reviewed and discussed with management and Deloitte & Touche LLP, Clinical Data’s audited financial statements for the fiscal year ended March 31, 2010;

•	reviewed and discussed with management and Deloitte & Touche LLP, the effectiveness of internal control over financial reporting as of March 31, 2010;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board;

•	received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the Deloitte and Touche LLP’s communications with the audit committee concerning independence, and discussed with Deloitte and Touche LLP its independence;

•	reviewed with management and Deloitte & Touche LLP Clinical Data’s critical accounting policies;

•	discussed with Deloitte & Touche LLP any relationships that may impact their objectivity and independence; and

•	considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Clinical Data’s Annual Report on Form 10-K for the year ended March 31, 2010 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Larry D. Horner, Chair
Arthur B. Malman
Burton E. Sobel, M.D.

* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Principal Accounting Fees and Services

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) an independent registered public accounting firm, audited our financial statements for the year ended March 31, 2010. The Board has appointed Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2011. Representatives of Deloitte & Touche are expected to attend the annual meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

The aggregate fees for the audit and other services provided by Deloitte & Touche for the fiscal years 2010 and 2009 are as follows:

	2010	2009
Audit Fees (1)	$719,998	$634,502
Tax Fees (2)	12,225	--

Total	$732,223	$634,502

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our consolidated financial statements and effectiveness of internal controls over financial reporting and review of our quarterly financial statements.
(2)	Tax fees represent fees for services rendered to us for tax compliance services and related consultations.

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by the independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

All of the non-audit services rendered by Deloitte & Touche with respect to the 2010 fiscal year were pre-approved by the Audit Committee in accordance with this policy and there were not any non-audit services rendered by Deloitte & Touche with respect to the 2009 fiscal year.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 60,000,000 TO 100,000,000 SHARES

At the annual meeting, Clinical Data’s stockholders will be asked to approve an amendment to the certificate of incorporation to increase Clinical Data’s authorized number of shares of common stock from 60,000,000 shares to 100,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of Clinical Data. Adoption of the proposed amendment and issuance of the Clinical Data common stock would not affect the rights of the holders of currently outstanding common stock of Clinical Data, except for effects incidental to increasing the number of shares of Clinical Data’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Clinical Data common stock. If the amendment to Clinical Data’s certificate of incorporation is adopted, it will become effective upon filing of a certificate of amendment of Clinical Data’s certificate of incorporation with the Secretary of State of the State of Delaware.

In addition to the 29,842,501 shares of common stock outstanding on July 1, 2010, Clinical Data has reserved 4,347,404 shares for issuance upon exercise of options and rights granted under Clinical Data’s stock option plans of which options to purchase 4,015,867 shares are outstanding as of July 1, 2010. As of July 1, 2010, 4,262,247 shares of Clinical Data common stock are reserved for future issuance pursuant to outstanding Clinical Data warrants and 6,110,600 shares of Clinical Data common stock are reserved for future issuance pursuant to outstanding convertible notes. Assuming Proposal No. 3 is approved, Clinical Data will reserve an additional 1,900,000 additional shares of common stock for issuance under the 2005 Plan.

Although at present Clinical Data has no plans to issue the additional shares of common stock which are the subject of this proposal, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include:

•	raising capital;

•	providing equity incentives to employees, officers or directors;

•	establishing strategic relationships with other companies;

•	expanding Clinical Data’s business or product lines through the acquisition of other businesses, products or companies; and

•	other purposes.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by Clinical Data to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Clinical Data. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the then current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at Clinical Data), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by Clinical Data to deter or prevent changes in control of Clinical Data, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

To be approved, Proposal No. 2 must receive “For” votes from the majority of shares of Clinical Data’s common stock having voting power outstanding on the record date for the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR
PROPOSAL 2.

PROPOSAL 3

AMENDMENT OF THE 2005 PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES ISSUABLE PURSUANT TO THE 2005 PLAN FROM 4,600,000 SHARES TO 6,500,000 SHARES AND REAPPROVAL OF THE INTERNAL REVENUE CODE SECTION 162(M) PERFORMANCE OBJECTIVES AND AWARD LIMITS OF THE 2005 PLAN TO PERMIT THE COMPANY TO CONTINUE TO GRANT AWARDS TO OUR KEY OFFICERS THAT QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

General

In 2005, our Board approved the 2005 Plan which our stockholders adopted and approved on October 6, 2005 at the 2005 Annual Meeting of Stockholders. At our 2006 Annual Meeting of Stockholders, we amended and restated the 2005 Plan to increase the aggregate number of shares issuable pursuant to the 2005 Plan from 1,000,000 shares to 2,000,000 shares and to increase the maximum number of shares that could be granted pursuant to awards under the 2005 Plan to any participant in any tax year from 150,000 shares to 500,000 shares. Effective October 1, 2007, the number of shares that could be granted pursuant to the 2005 Plan increased from 2,000,000 to 3,000,000 as a result of our 3-for-2 stock split. At our 2008 Annual Meeting of Stockholders we amended the 2005 Plan to increase the aggregate number of shares issuable pursuant to the 2005 Plan from 3,000,000 to 4,600,000, which is the current number of shares that may be issued under the 2005 Plan, subject to adjustment for any future stock splits and similar capital changes. As of July 1, 2010, 257,037 shares remained available for future issuances under the 2005 Plan.

Proposed Amendment to the 2005 Plan

On June 10, 2010, our Board approved an amendment to the 2005 Plan, subject to stockholder approval, to increase the number of shares issuable under the 2005 Plan by an additional 1,900,000 shares from 4,600,000 shares to 6,500,000 shares.

We need additional shares of common stock for use under the 2005 Plan to ensure that a sufficient number of shares of common stock are available for awards to eligible persons in the future. We also require stockholder approval of this increase in order to ensure that all such shares of common stock issued pursuant to awards under the 2005 Plan may be treated as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”). If this proposed amendment is not approved by the stockholders, no grants of awards will be made under the 2005 Plan once awards covering the shares of our common stock currently available under the 2005 Plan are granted. The proceeds we receive from the exercise of options under the 2005 Plan are used for our general corporate purposes.

Reapproval of Internal Revenue Code Section 162(m) Performance Objectives

Section 162(m) of the Code denies a tax deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. Our covered employees are our Chief Executive Officer, Chief Legal Officer, Chief Medical Officer and Chief Commercial Officer. If compensation qualifies as “performance-based” for Section 162(m) purposes, a corporation may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. In order to permit us to grant future awards under the 2005 Plan to our covered employees that qualify as “performance-based” compensation for Section 162(m) purposes, our stockholders must approve the provisions to the 2005 Plan that specify the types of performance objectives that may be used as performance factors under the 2005 Plan and its limitations on the maximum number of shares subject to any performance equity award and maximum dollar amount of any cash performance award that may be granted to any individual in any single year. If we do not seek reapproval of the Section 162(m) performance objectives and maximum award limitations of the 2005 Plan at the annual meeting, it is possible that certain “performance-based” compensation including compensation attributable to stock options that are granted to covered employees after the date of the annual meeting, when combined with all other types of compensation received by a covered employee from the Company, may exceed the $1 million limitation in any given year.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) $1 million deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, generally, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that, among other things, the maximum number of shares subject to the award that may be granted to any employee during a specified period is approved by the stockholders of the publicly held corporation (the “Section 162(m) Share Limit”). Compensation attributable to performance stock awards may qualify as “performance-based” compensation, provided that, among other things, the material terms of the performance goals and the maximum dollar amount of any cash performance award that may be granted to any individual in any single year (the “Section 162(m) Performance Goals” and, together with the Section 162(m) Share Limit, the “Section 162(m) Provisions”) are approved by the stockholders of the publicly held corporation before the compensation is paid every five years. The 2005 Plan, including the performance objectives were initially approved by our stockholders at our 2005 annual meeting of stockholders and therefore will need to be reapproved at the 2010 annual meeting of stockholders. Therefore, in order to enable us to grant stock options, stock appreciation rights, performance stock awards and performance cash awards or other qualified performance-based compensation to covered employees under the 2005 Plan after the annual meeting that is fully deductible to the Company under Section 162(m) of the Code, our stockholders must reapprove the Section 162(m) Provisions at the annual meeting. If our stockholders do not re-approve the Section 162(m) Provisions, following the annual meeting we may not grant “performance-based” compensation awards under the 2005 Plan to our covered employees.

Our Board believes that it would be in the best interests of the Company and our stockholders to allow for the grant of tax deductible stock options, stock appreciation rights, performance stock awards and other qualified performance-based compensation to its covered employees. As described above in our Compensation Discussion and Analysis, performance-based compensation and equity compensation are important elements of our executive compensation program that we believe are necessary to retain executive officers and to incentivize them to build long-term stockholder value, and to align the interests of our executive officers with our stockholders.

Description of the 2005 Plan

The proposed text of the 2005 Plan is attached to this proxy statement as Annex A. The following description of the 2005 Plan is qualified in its entirety by reference to the text of the 2005 Plan.

Purposes of the 2005 Plan

The purposes of the 2005 Plan are: (a) to attract, retain, and provide additional incentives to highly competent employees, directors, and consultants; and (b) to promote the success of our business.

Administration

The 2005 Plan is administered by our Compensation Committee. The Compensation Committee is at all times composed of two or more members of our Board who are not our employees or consultants. The 2005 Plan gives the Compensation Committee discretion to make awards under the 2005 Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the 2005 Plan), and to make other determinations and take other actions consistent with the terms and purposes of the 2005 Plan.

The Compensation Committee may delegate to one or more of our executive officers the authority to select individuals (other than executive officers) to receive awards under the 2005 Plan and to determine the amount and types of awards granted to individuals who are selected.

Eligibility

Any employee of ours or our affiliates, any consultant whom the Compensation Committee determines is significantly responsible for our success and future growth and profitability, and any member of our Board, will be eligible to receive awards under the 2005 Plan. This group currently includes seven directors, approximately 180 employees and consultants.

Shares Available for Awards

If the amendment to the 2005 Plan is approved, 6,500,000 shares of our common stock will be reserved for awards under the 2005 Plan. No more than 50% of the reserved shares may be granted under awards other than stock options and stock appreciation rights (each as described below). In general, shares reserved for awards that lapse or are canceled will be added back to the pool of shares available for awards under the 2005 Plan. Awards other than stock options, stock appreciation rights, and restricted stock may be settled in media other than common stock, such as cash.

The 2005 Plan authorizes the Compensation Committee to adjust the number of shares available for awards (up or down) in response to changes in the number of outstanding shares of our common stock, such as dividends payable in stock, stock splits, combinations, and reclassifications. Also, in response to certain extraordinary events (such as extraordinary dividends or a merger or spinoff), the Compensation Committee may provide for cash payments or award substitutions to reflect consideration received by stockholders.

Performance Objectives

Awards under the 2005 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of “Performance Objectives” (as described below), or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting upon occurrence of an event such as a change in control.

Performance Objectives selected by the Compensation Committee as vesting conditions must be based on one of more of the following general financial and/or operational objectives:

•	increasing net sales;

•	achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share);

•	achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits;

•	achieving a target return on capital, assets, or stockholders’ equity;

•	maintaining or achieving a target level of appreciation in the price of our common stock;

•	increasing market share to a specified target level;

•	achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	achieving specified reductions in costs or increases in productivity;

•	achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

•	expanding one or more products or services into one or more new markets;

•	acquiring a prescribed number of new customers or level of sales or profits in a line of business;

•	achieving a prescribed level of productivity within a business unit or service area; and

•	completing specified projects within or below the applicable budget.

Each of the Performance Objectives may relate to performance or achievements with respect to us, an affiliate of ours, or a related business unit.

Types of Awards

The 2005 Plan allows any of the following types of awards to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2005 Plan may be either incentive stock options, or ISOs, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, known as NSOs, which are not intended to meet those requirements.

The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years. If an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term may not be longer than five years. The 2005 Plan prohibits repricing of outstanding stock options.

Award agreements for stock options may include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. If an award agreement does not have rules for exercise after termination of service, the stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Under the 2005 Plan, all stock appreciation rights must be settled in common stock.

Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service. If an award agreement does not have rules for exercise after termination of service, the stock appreciation rights will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, depending on the applicable award agreement, the holder of restricted stock may vote and receive dividends on the restricted shares, but he or she may not sell the shares until the restrictions are lifted.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock or cash (or other property) based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The Compensation Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards. The 2005 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation. For example, the Compensation Committee may grant shares of common stock upon the achievement of Performance Objectives.

Nontransferability

In general, awards under the 2005 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of NSOs to members of a 2005 Plan participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.

Amendment and Termination

Our Board or the Compensation Committee may amend, alter, suspend, or terminate the 2005 Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), we will first obtain stockholder approval, and/or will not implement an amendment until such approval is obtained.

Amendments, alterations, suspensions, and termination of the 2005 Plan generally may not impair a participant’s (or a beneficiary’s) rights under an outstanding award. However, rights may be impaired (a) if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles); (b) pursuant to a written agreement with the participant; or (c) during the resolution or in recognition of unusual or nonrecurring events.

Effective Date and Duration

The 2005 Plan’s effective date is July 27, 2005. Unless it is terminated sooner, the 2005 Plan will terminate upon the earlier of July 27, 2015; or the date all shares available for issuance under the 2005 Plan have been issued and vested.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2005 Plan, based on the current provisions of the Code and regulations, are as follows:

Grant, Exercise, and Lifting of Restrictions

The grant of a stock option will have no tax consequences to the recipient or to us or our affiliates. In general, upon the exercise of an ISO, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a NSO, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.

If an employee (or consultant or director) transfers NSOs to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the NSOs (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.

The grant of a stock appreciation right will have no tax consequences to the recipient or to us or our affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we (or the affiliate that granted the right) will generally be entitled to a tax deduction in the same amount.

In general, the grant of restricted stock, a restricted stock unit, or another equity award will have no tax consequences to the recipient or to us or our affiliates. When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); we (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and we (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount). The grantee of a restricted stock award may elect to be taxed on the date of grant by filing a “Section 83(b) election” rather than on the date when the restrictions are lifted.

Sale of Shares

When an employee (or director or consultant) sells shares received under any award other than an ISO, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When an employee disposes of ISO shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the ISO shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the ISO shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and restricted stock units will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

The 2005 Plan Benefits

As described above, the Compensation Committee has full discretion over the selection of employees, directors, and consultants to receive awards under the 2005 Plan and the amount and type of awards granted. Therefore, the benefits under the 2005 Plan that will be received by an individual or group are not determinable. On July 26, 2010, the closing price of our common stock on the NASDAQ Global Market was $14.50 per share.

The following table presents information with respect to options, restricted stock and deferred stock units granted under the 2005 Plan since its adoption through July 1, 2010 to:

•	the named executive officers

•	all executive officers as a group

•	all non-employee directors as a group, and

•	all non-executive officer employees as a group

Name and Position	Equity Awards
Current Executive Officers:

Andrew J. Fromkin, President and Chief Executive Officer	969,728

C. Evan Ballantyne, Executive Vice President and Chief Financial Officer	235,000

Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary	404,545

Carol R. Reed, M.D., Executive Vice President and Chief Medical Officer	355,000

James P. Shaffer, Executive Vice President and Chief Commercial Officer	135,000

Executive Officers as a group (5 persons)	2,099,273

Non-Employee Directors (6 persons)	336,001

Non-Executive Officer Employees (208 persons)	2,903,733

Equity Compensation Plan Information

Clinical Data had authorized common stock for issuance under equity compensation plans as follows as of March 31, 2010:

Number of securities
remaining available
	Number of		for future issuance
	securities to be	Weighted-	under equity
	issued upon	average exercise	compensation plans
	exercise of	price of	(excluding securities
	outstanding	outstanding	reflected in column
	options	options	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,911,000	$14.17	444,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,911,000	$14.17	444,000

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR
PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ending March 31, 2002 through March 31, 2010. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2011. Detailed disclosure of the audit and tax fees we paid to Deloitte & Touche LLP in 2010 and 2009 may be found on page 31 of this proxy statement. Based on these disclosures and information in the Report of the Audit Committee on page 30 of this proxy statement, our Audit Committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, shareholder ratification of our selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Clinical Data and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE
PROPOSAL TO RATIFY THE CHOICE OF DELOITTE & TOUCHE LLP AS CLINICAL DATA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER MATTERS

Shareholder Recommendations for Director Nominations

Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee should provide the following information to the Chair of the Nominating and Governance Committee, Clinical Data, Inc., One Gateway Center, Suite 702, Newton, Massachusetts 02458: (a) a brief statement outlining the reasons the nominee would be an effective director for Clinical Data; (b)(i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five (5) years, as well as information about any other boards of directors and board committees on which the candidate has served during that period, (iii) the number of shares of Clinical Data stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Clinical Data; and (c)(i) the shareholder’s name and record address and the name and address of the beneficial owner of Clinical Data shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Clinical Data stock that the shareholder and any such other beneficial owner beneficially own. The Nominating and Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2011 annual meeting of stockholders, it must be received by us at our principal executive offices as is listed as our primary executive offices in our periodic reports under the Securities Exchange Act of 1934 no later than March 31, 2011.

In addition, our bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to our Secretary no later than June 18, 2011 (assuming the 2010 annual meeting of stockholders is held on September 16, 2010).

OTHER MATTERS

The Board does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

A copy of Clinical Data’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which was filed with the Securities and Exchange Commission on June 14, 2010, is available without charge upon written request to: Investor Relations, Clinical Data, Inc., One Gateway Center,
Suite 702, Newton, MA 02458 USA.

Note 12 to Consolidated Financial Statements, included in our Annual Report on Form 10-K filed on
June 14, 2010, is incorporated by reference into this proxy statement.

Annex A

Clinical Data, Inc.
Amended and Restated 2005 Equity Incentive Plan

ARTICLE 1.
Background and Purpose of the Plan

1.1. Background. This Amended and Restated 2005 Equity Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.

1.2. Purpose. The purposes of the Plan are (a) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants; and (c) to promote the success of the business of the Company.

1.3. 2002 Plan. The Clinical Data, Inc. 2002 Incentive and Stock Plan (the “Prior Plan”) shall remain in effect in accordance with its terms, and further option grants may be made under the Prior Plan after the Effective Date. The adoption of this Plan as of the Effective Date shall not affect the Prior Plan or the terms of any option granted under the Prior Plan either before or after the Effective Date.

1.4. Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.5. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2.
Share Limits

2.1. Shares Subject to the Plan.

(a) Share Reserve. Subject to adjustment under Section 2.3 of the Plan, six million five hundred thousand (6,500,000) Shares shall be initially reserved for issuance pursuant to Awards made under the Plan. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b) Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 5.4(b), or if the tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

(c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d) Limitation on Full-Value Awards. Not more than seven hundred fifty thousand (750,000) of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares, and other Awards (“full-value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a full-value Award expires, is forfeited, or otherwise lapses as described in Section 2.1(c), the

Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as full-value Awards.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or advisors of such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

2.2. Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than seven hundred fifty thousand (750,000) Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.

(a) Awards Not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b) Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

2.3. Adjustments.

(a) In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. The Committee’s determination with respect to any such adjustments shall be conclusive.

(b) In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, spin-off or other extraordinary event, then the Committee shall make provision for a cash payment, for the substitution or exchange of any or all outstanding Awards or a combination of the foregoing, based upon the distribution or consideration payable to holders of the Shares in respect of such event or on such other terms as the Committee otherwise deems appropriate.

ARTICLE 3.
Administration of the Plan

3.1. Administrator. The Plan shall be administered by the Committee.

3.2. Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; and (l) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3. Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws.

3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5. Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.

3.6. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

ARTICLE 4.
Vesting and Performance Objectives

4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2. Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.

4.3. Performance Objectives.

(a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:

(i) General Financial Objectives:

•	Increasing the Company’s net sales

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)

•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity

•	Maintaining or achieving a target level of appreciation in the price of the Shares

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level

•	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period

•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period

•	Achieving specified reductions in costs

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts

(ii) Operational Objectives:

•	Expanding one or more products into one or more new markets

•	Acquiring a prescribed number of new customers in a line of business

•	Achieving a prescribed level of productivity within a business unit

•	Completing specified projects within or below the applicable budget

(b) Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2010. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

(e) Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

ARTICLE 5.
Stock Options

5.1. Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2. Type of Option.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3. Limitations.

(a) Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b) Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c) Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price, and shall not grant an Option with a lower exercise price within six months before or after an Option with a higher exercise price is canceled.

(d) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2002 Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.

(e) 10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

5.4. Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), and (c), below.

(a) Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b) Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c) Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5. Exercise of Option.

(a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:

(i) An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(ii) An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iii) Unless a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;

(iv) If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and

(v) After the Participant’s death, his Beneficiary may exercise an Incentive Stock Option only to the extent that that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c) Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

5.6. Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

ARTICLE 6.
Stock Appreciation Rights

6.1. Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement. All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2. Exercise of Stock Appreciation Right.

(a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c) Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE 7.
Restricted Stock

7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2. Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4. Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.

7.5. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a) If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b) If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2 1/2 months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

7.7. Right of Repurchase of Restricted Stock. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

ARTICLE 8.
Restricted Stock Units

8.1. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

8.2. Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends, unless otherwise elected to be issued on a later date in accordance with the requirements of Section 409A of the Code.

8.3. Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2 1/2 months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4. Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 9.
Other Equity-Based Awards

9.1. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.

ARTICLE 10.
Additional Terms of Awards

10.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

10.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

10.5. Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.7. Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.8. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of exercisability of Options and Stock Appreciation Rights in the event of a change in control of the Company, provisions for the cancellation of Awards in the event of a change in control of the Company, and provisions to comply with Applicable Laws.

10.9. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.10. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

ARTICLE 11.
Term, Amendment, and Termination of Plan

11.1. Term of Plan. The Plan shall become effective on the Effective Date.

11.2. Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) July 27, 2015; (ii) the date that is 10 years after the Plan is approved by the Company’s stockholders; (iii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iv) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.

11.3. Amendment of the Plan. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

11.4. Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5. Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

ARTICLE 12.
Miscellaneous

12.1. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

12.2. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

12.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

12.4. Expenses. The costs of administering the Plan shall be paid by the Company.

12.5. Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6. Construction. Unless the contrary is clearly indicated by the context, (1) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (2) the use of the singular shall also include within its meaning the plural and vice versa; and (3) the word “include” shall mean to include, but not to be limited to.

12.7. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

12.8. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.9. Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

(a) “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

(b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

(d) “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

(f) “Board” means the board of directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(h) “Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.

(i) “Company” means Clinical Data, Inc., a Delaware corporation, or any successor thereto.

(j) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Effective Date” means July 27, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

(n) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

(q) “Fair Market Value” means, with respect to Shares as of any date the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

(u) “Participant” means the holder of an outstanding Award granted under the Plan.

(v) “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

(w) “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

(x) “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

(y) “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

(z) “Service Provider” means an Employee, Director, or Consultant.

(aa) “Share” means a share of the Company’s common stock.

(bb) “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan

(cc) “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

(dd) “Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

ANNUAL MEETING OF STOCKHOLDERS OF
CLINICAL DATA, INC.
September 16, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at www.clda.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê	Please detach along perforated line and mail in the envelope provided.	ê

▄ 20730300003000000000 6	091610

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” PROPOSALS 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  x

1.	To elect seven (7) directors to serve for one-year terms.

NOMINEES:
□	FOR ALL NOMINEES	O Randal J. Kirk O Andrew J. Fromkin O Larry D. Horner O Arthur B. Malman O Burton E. Sobel, M.D. O Scott L. Tarriff O Richard J. Wallace

□	WITHHOLD AUTHORITY FOR ALL NOMINEES

□	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to Clinical Data’s Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 100,000,000 shares.	□	□	□

3.
To (i) amend Clinical Data’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares issuable pursuant to the 2005 Plan from 4,600,000 shares to 6,500,000 shares and (ii) reapprove the Internal Revenue Code Section 162(m) performance objectives and award limits of the 2005 Plan to permit Clinical Data to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.
		□	□	□

4.	To ratify the appointment of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the fiscal year ending March 31, 2011.	□	□	□

Signature of Stockholder	Date:	Signature of Stockholder	Date:

▄
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
▄

■
CLINICAL DATA, INC.
2010 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of Clinical Data, Inc. hereby appoints Andrew J. Fromkin, C. Evan Ballantyne and Caesar J. Belbel, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2010 Annual Meeting”) to be held at 12:00 p.m., local time, on Thursday, September 16, 2010, at Clinical Data’s headquarters, One Gateway Center, Suite 702, Newton, Massachusetts 02458, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.
This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the amendment to Clinical Data’s Certificate of Incorporation to increase the authorized number of shares of common stock as described in Proposal 2, FOR the amendment to Clinical Data’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) and the reapproval of the Internal Revenue Code Section 162(m) performance objectives and award limits of the 2005 Plan to permit Clinical Data to continue to grant awards to its key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code as described in Proposal 3, FOR the ratification of the appointment of Clinical Data’s independent registered public accounting firm as described in Proposal 4, and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the 2010 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2010 Annual Meeting.
If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

■	(Continued and to be signed on the reverse side)	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
CLINICAL DATA, INC.
September 16, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.clda.com

ê	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	ê

▄ 20730300003000000000 6	091610

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” PROPOSALS 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  x

1.	To elect seven (7) directors to serve for one-year terms.

NOMINEES:
□	FOR ALL NOMINEES	O Randal J. Kirk O Andrew J. Fromkin O Larry D. Horner O Arthur B. Malman O Burton E. Sobel, M.D. O Scott L. Tarriff O Richard J. Wallace

□	WITHHOLD AUTHORITY FOR ALL NOMINEES

□	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to Clinical Data’s Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 100,000,000 shares.	□	□	□

3.
To (i) amend Clinical Data’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares issuable pursuant to the 2005 Plan from 4,600,000 shares to 6,500,000 shares and (ii) reapprove the Internal Revenue Code Section 162(m) performance objectives and award limits of the 2005 Plan to permit Clinical Data to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.
		□	□	□

4.	To ratify the appointment of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the fiscal year ending March 31, 2011.	□	□	□

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

▄	▄